CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-260086 on Form S-6 of our report dated October 27, 2021, relating to the financial statement of FT 9758, comprising Senior Loan & Limited Duration Opportunities Closed-End Portfolio, Series 78, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 27, 2021